SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

                          FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                       EMC CORPORATION
   (Exact name of registrant as specified in its charter)


Massachusetts                 1-9853     No. 04-2680009
(State or other jurisdiction(Commission (I.R.S. Employer
of incorporation)           File Number)Identification No.)



171 South Street, Hopkinton, MA           01748
(Address of principal executive offices) (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box. [x]


Securities to be registered pursuant to Section 12(b) of the
                            Act:

     Title of each class         Name of each exchange on
      to be registered                    which
                                   each class is to be
                                        registered

      3 1/4% Convertible          New York Stock Exchange
 Subordinated Notes Due 2002

Securities to be registered pursuant to Section 12(g) of the
                            Act:
                            None

Item 1.  Description of Registrant's Securities to be
Registered.

The descriptions of the 3 1/4% Convertible Subordinated Notes Due 2002 of the Registrant appearing on the cover page of, and under the caption "Description of Notes" in, the Registrant's Registration Statement on Form S-3
(Registration No. 333-24910) (the "Registration Statement"), filed with the Securities and Exchange Commission on April 10, 1997 and the Prospectus relating to the Registration Statement to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2.     Exhibits.

1. Indenture dated as of March 11, 1997 by and between the Registrant and State Street Bank and Trust Company
     (Exhibit 4.1 to the Registration Statement), is incorporated herein by reference.

2.   Form of Registrant's 3 1/4% Convertible Subordinated
     Notes Due 2002 (included on pages 1 through 13 of
     Exhibit 4.1 to the Registration Statement), is incorporated herein by reference.

3.   Registration Rights Agreement dated as of March 11,
     1997 by and between the Registrant and Smith Barney
     Inc., Alex. Brown & Sons Incorporated and Morgan
     Stanley & Co. Incorporated (Exhibit 4.2 to the
     Registration Statement), is incorporated herein by reference.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EMC CORPORATION



Date:     April 17, 1997    By:  /s/ Colin G. Patteson
                                 Colin G. Patteson
                                 Senior Vice President,
                                 Chief Administrative
                                 Officer and Treasurer